                               BLUE VALLEY BANCORP
                               PROPOSED TERM SHEET

          Borrower: Blue Valley Bancorp

          Principal Balance: 1) $15,000,000 2)$ 2,330,916

          Maturity Date: 1)January 31, 2009 2)January 31, 2009

          Interest Rate: 1)LIBOR + 250bps 2)LIBOR + 250bps

          Payment Terms: 1) Same as existing 2) Same as existing

          Collateral:  Same as  existing  agreement  plus  1st  REM on  property located at 13401 Mission Rd., Leawood, Ks, 2nd REM on property located at 7900 College Blvd., Overland Park, KS.

          Loan  Covenants:  No change in NPA covenant or Capital  covenants.  No test for the ROAA covenant at 12/31/08.  Any loan covenant  violations currently  outstanding  as of 09/30/08 will be waived at the time when this proposed term sheet is accepted by the borrower.

          Other:  Borrower will be responsible  for all costs  associated to the closing of this  transaction  including but not limited to title work, filing fees, and  preparation of all loan  documentation.  Borrower to provide  evidence of insurance  listing JPMorgan as mortgage holder on each of the  properties  described  above.  Bank will order an updated appraisal on both  properties at the expense of the  Borrower.  In the event either property is sold or refinanced at an amount acceptable to the  Bank,  100% of the net  sales  or  refinancing  proceeds  will be applied to the  outstanding  principal  balance of the Borrower's loan obligations at the Bank.

          Please  note  that  the  terms  and  conditions  noted  above  are for discussion  purposes only and are subject to final Bank  approval,  no adverse change in the financial condition of Borrower, acceptable loan documentation  and a final  closing  date of no later than October 31,
          2008 unless extended in writing by the Bank at its sole discretion. If you are in agreement  with the proposed terms and  conditions,  please indicate by signing and dating below and  returning  the executed term sheet by no later than October 17, 2008.

          Agreed to and Accepted by:

          Blue Valley Bancorp

          By: /s/ Mark Fortino                     Date: 10/15/2008
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          Its: CFO
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